                                                                      Exhibit 15
                                                                      ----------


                AMENDMENT, dated as of November 12, 1998, to the Stockholders Agreement (the "Stockholders Agreement"), dated as of August 21,
     1998, among CROWN CASTLE INTERNATIONAL CORP. (formerly named Castle Tower Holding Corp.), a Delaware corporation (the "Company") and each of the
                                                  -------
     STOCKHOLDERS of the Company listed in Schedule I thereto (collectively, the "Stockholders" and each individually, a "Stockholder").
          ------------                            -----------

                                  WITNESSETH:

                WHEREAS, pursuant to Section 6.04 of the Stockholders Agreement, the Stockholders Agreement may be amended by the mutual agreement of the parties thereto;

                WHEREAS, the Company and the Stockholders have agreed to amend the Stockholders Agreement in the respects hereinafter set forth.

                NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth and set forth in the Stockholders Agreement, the parties hereto agree as follows:

                SECTION 1. Amendment. Section 2.05 of the Stockholders
                           ---------
     Agreement is amended to add the following sentence at the end thereof:

          Notwithstanding the foregoing or any other provision of this Agreement, from and after the time immediately prior to any transfer of Shares by any Candover Party to any of its limited partners, no member of the Candover Group shall have any rights or obligations under Article III or V hereof with respect to any Shares.

                SECTION 2. Construction; Continuing Effect.  This agreement
                           -------------------------------
     shall be construed in connection with and as part of the Stockholders Agreement and each reference to the Stockholders Agreement contained in any other document shall mean the Stockholders Agreement as amended hereby. As amended hereby, the Stockholders Agreement shall continue in full force and effect.

                SECTION 3. Counterparts.  This agreement may be executed in one
                           ------------
     or more counterparts, each of which shall be deemed an original but which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as every party has signed at least one counterpart.

            IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.

                                             CROWN CASTLE
                                             INTERNATIONAL CORP.

                                             By: /s/ Kathy Broussard
                                                 -------------------------------
                                                 Name:  Kathy Broussard
                                                 Title: Vice President

                                       STOCKHOLDERS:

                                       TELEDIFFUSION DE FRANCE
                                       INTERNATIONAL S.A.

                                         by /s/ Michel Azibert
                                            ------------------
                                           Name:  Michel Azibert
                                           Title: Chairman

                                       DIGITAL FUTURE INVESTMENTS B.V.,

                                         by /s/ Michel Azibert
                                            ------------------
                                           Name:  Michel Azibert
                                           Title: As Chairman of TELEDIFFUSION
                                                  DE FRANCE INTERNATIONAL S.A.
                                                  MANAGING DIRECTOR OF DFI B.V.

                                  CANDOVER INVESTMENTS, PLC

                                     by  /s/ G.D. Fairservice
                                         -----------------------------
                                         Name:  G.D. FAIRSERVICE
                                         Title: DEPUTY CHIEF EXECUTIVE


                                  CANDOVER (TRUSTEES) LIMITED


                                     by  /s/ G.D. Fairservice
                                         -----------------------------
                                         Name:  G.D. FAIRSERVICE
                                         Title: DEPUTY CHIEF EXECUTIVE


                                  CANDOVER PARTNERS LIMITED
                                  (as general partner of the
                                  Candover 1994 UK Limited
                                  Partnership)


                                     by  /s/ G.D. Fairservice
                                         --------------------------------
                                         Name:  G.D. FAIRSERVICE
                                         Title: DEPUTY CHIEF EXECUTIVE


                                  CANDOVER PARTNERS LIMITED
                                  (as general partner of the
                                  Candover 1994 UK No.2 Limited
                                  Partnership)


                                     by  /s/ G.D. Fairservice
                                         -----------------------------------
                                         Name:  G.D. FAIRSERVICE
                                         Title: DEPUTY CHIEF EXECUTIVE


                                  CANDOVER PARTNERS LIMITED
                                  (as general partner of the
                                  Candover 1994 US No. 1 Limited
                                  Partnership)


                                     by  /s/ G.D. Fairservice
                                         ------------------------------------
                                         Name:  G.D. FAIRSERVICE
                                         Title: DEPUTY CHIEF EXECUTIVE

                                       CANDOVER PARTNERS LIMITED
                                       (as general partner of the
                                       Candover 1994 US No. 2 Limited
                                       Partnership)


                                           by   /s/ G.D. Fairservice
                                                -----------------------------
                                                Name:  G.D. FAIRSERVICE
                                                Title: DEPUTY CHIEF EXECUTIVE

                                           TED B. MILLER, JR.

                                              by /s/ Ted B. Miller, Jr.
                                                 ----------------------
                                                  Ted B. Miller, Jr.

                                       ROBERT A. CROWN


                                          by  /s/Robert A. Crown
                                              -----------------------
                                              Robert A. Crown


                                       BARBARA A. CROWN


                                          by  /s/Barbara A. Crown
                                              -----------------------
                                              Barbara A. Crown


                                       ROBERT A. CROWN AND PNC BANK,
                                       DELAWARE, TRUSTEES OF THE
                                       ROBERT A. CROWN GRANTOR
                                       RETAINED ANNUITY TRUST


                                          by  /s/Robert A. Crown
                                              -----------------------
                                              Name:  Robert A. Crown
                                              Title: Trustee


                                       BARBARA A. CROWN AND PNC BANK,
                                       DELAWARE, TRUSTEES OF THE
                                       BARBARA A. CROWN GRANTOR
                                       RETAINED ANNUITY TRUST


                                          by  /s/Barbara A. Crown
                                              -----------------------
                                              Name:  Barbara A. Crown
                                              Title: Trustee

                                             BERKSHIRE FUND III
                                             A LIMITED PARTNERSHIP

                                             By: /s/ Carl Ferenbach
                                                 -------------------------------
                                                 a Managing Member

                                             BERKSHIRE FUND IV,
                                             LIMITED PARTNERSHIP

                                             By: /s/ Carl Ferenbach
                                                 -------------------------------
                                                 a Managing Member

                                             BERKSHIRE INVESTORS LLC

                                             By: /s/ Carl Ferenbach
                                                 -------------------------------
                                                 a Managing Member

                                          CENTENNIAL FUND IV, L.P.

                                             by  Centennial Holdings V, L.P.,
                                                 its General Partner


                                                 by  /s/ Jeffrey H. Schutz
                                                     ------------------------
                                                     Name:  Jeffrey H. Schutz
                                                     Title: General Partner


                                                 by
                                                     ------------------------
                                                     Name:
                                                     Title:


                                          CENTENNIAL FUND V, L.P.

                                             by  Centennial Holdings V, L.P.
                                                 its General Partner


                                             by  /s/ Jeffrey H. Schutz
                                                 ----------------------------
                                                 Name:  Jeffrey H. Schutz
                                                 Title: General Partner


                                          CENTENNIAL ENTREPRENEURS FUND V,
                                          L.P.


                                             by  /s/ Jeffrey H. Schutz
                                                 ----------------------------
                                                 Name:  Jeffrey H. Schutz
                                                 Title: General Partner

                                          NASSAU CAPITAL PARTNERS II, L.P.

                                             by  Nassau Capital L.L.C., its
                                                 General Partner


                                             by  /s/ Randall A. Hack
                                                 -------------------------------
                                                 Name:  Randall A. Hack
                                                 Title: Senior Managing Director

                                          NAS PARTNERS I, L.L.C.


                                             by  /s/ Randall A. Hack
                                                 -------------------------------
                                                 Name:  Randall A. Hack
                                                 Title: Senior Managing Director

                                       FAY, RICHWHITE COMMUNICATIONS
                                       LIMITED

                                       by /s/ [ILLEGIBLE]
                                         --------------------------
                                          Name:
                                          Title:

                                          PNC VENTURE CORP.

                                             by /s/ David McL. Hillman
                                                -----------------------
                                                 Name:  David McL. Hillman
                                                 Title: Exec. V.P.

                                          AMERICAN HOME ASSURANCE COMPANY


                                             by  /s/ David Pinkerton
                                                 ------------------------
                                                 Name:  David Pinkerton
                                                 Title: Vice President

                                             NEW YORK LIFE INSURANCE COMPANY


                                               by  /s/ Steven M. Benevento
                                                   --------------------------
                                                   Name:  STEVEN M. BENEVENTO
                                                   Title: Director

                                     THE NORTHWESTERN MUTUAL LIFE
                                     INSURANCE COMPANY

                                         by /s/ A. Kipp Koester
                                            -------------------------
                                            Name:  A. Kipp Koester
                                            Title: its authorized representative

                                       HARVARD PRIVATE CAPITAL
                                       HOLDINGS, INC.

                                            by  /s/ Tim R. Palmer
                                               ---------------------
                                               Name:  Tim R. Palmer
                                               Title: Authorized Signatory

                                              PRIME VIII, L.P.

                                                  by  /s/ Danny Fennewald
                                                     ------------------------
                                                     Name:   DANNY FENNEWALD
                                                     Title:  Treasurer